CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions, "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, both included in Post-Effective Amendment No. 75 to the Registration Statement (File No. 811-2538) of Touchstone Investment Trust and to the use of our report dated November 17, 2000, incorporated therein.


                                   /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

Cincinnati, Ohio
January 26, 2001